Exhibit d.10

[FORM OF NOMINEE HOLDER CERTIFICATION FORM]

OXFORD LANE CAPITAL CORP.

Nominee Holder Certification

The undersigned, a broker, bank or other nominee of rights (“Rights”) to purchase shares of common stock (“Common Stock”) of Oxford Lane Capital Corp. (the “Company”), pursuant to the rights offering described and provided for in the Company’s prospectus dated [_____], 2012, (the “Prospectus”), hereby certifies to the Company and to Computershare Trust Company, N.A., as Subscription Agent for such rights offering, that (1) the undersigned has exercised, on behalf of the beneficial owners of the Common Stock of the Company (which may include the undersigned), the number of Rights specified below pursuant to the Basic Subscription Rights (as defined in the Prospectus) on behalf of beneficial owners of Rights who have subscribed for the purchase of additional shares of Common Stock pursuant to the Over-Subscription Privilege (as defined in the Prospectus), listing separately below each such exercised Basic Subscription Rights and the corresponding Over-Subscription Privilege (without identifying any such beneficial owner), and (2) each such beneficial owner’s Basic Subscription Rights have been exercised in full:

	Number of Shares of common stock as of Record Date	Number of Rights Exercised Pursuant to Basic Subscription	Number of Shares of common stock Pursuant to Over- stock Privilege as of Record Date

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[attached additional pages as needed]

[PARTICIPANT]

By:

Name:

Title: